UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For REGISTRATION of certain classes of SECURITIES

Pursuant to section 12(b) or 12(g) of the

Securities Exchange ACT OF 1934

NEUROMETRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3308180
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to purchase common stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-188133

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

NeuroMetrix, Inc. (the “Registrant”) hereby incorporates by reference the description of the warrants to purchase common stock, par value $0.0001 per share, to be registered hereunder contained under the heading “Description of Securities – Warrants Sold as Part of the Units in this Offering” in the Registrant’s Registration Statement on Form S-1 (File No. 333-188133), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2013, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

ITEM 2.	EXHIBITS.

Exhibit Number	Description	Incorporated Herein by Reference to the NeuroMetrix, Inc. Filings Indicated
3.1.1	Third Amended and Restated Certificate of Incorporation of the Registrant, dated July 27, 2004	Registration Statement on Form S-8 filed on August 9, 2004 (File No. 333-118059).
3.1.2	Certificate of Designations for Series A Junior Cumulative Preferred Stock, par value $0.001 per share, dated March 7, 2007	Form 8-A12(b) filed on March 8, 2007 (File No. 001-33351).
3.1.3	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated September 1, 2011	Current Report on Form 8-K filed on September 1, 2011 (File No. 001-33351).
3.1.4	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, dated February 15, 2013	Current Report on Form 8-K filed on February 15, 2013 (File No. 001-33351).
3.1.5	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock, par value $0.001 per share, dated June 5, 2013	Current Report on Form 8-K filed on June 6, 2013 (File No. 001-33351).
3.1.6	Certificate of Designation of Preferences, Rights and Limitations of Series A-2 Convertible Preferred Stock, par value $0.001 per share, dated June 5, 2013	Current Report on Form 8-K filed on June 6, 2013 (File No. 001-33351).
3.1.7	Certificate of Designation of Preferences, Rights and Limitations of Series A-3 Convertible Preferred Stock, par value $0.001 per share, dated June 24, 2014	Current Report on Form 8-K filed on June 25, 2014 (File No. 001-33351).
3.1.8	Certificate of Designation of Preferences, Rights and Limitations of Series A-4 Convertible Preferred Stock, par value $0.001 per share, dated June 24, 2014	Current Report on Form 8-K filed on June 25, 2014 (File No. 001-33351).
3.1.9	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, par value $0.001 per share	Amendment No. 11 to the Registration Statement on Form S-1, filed on May 15, 2015 (File No. 333-188133).

3.2.1	Second Amended and Restated Bylaws of the Registrant	Registration Statement on Form S-8 filed on August 9, 2004 (File No. 333-118059).
3.2.2	Amendment No. 1 to Second Amended and Restated Bylaws of the Registrant	Current Report on Form 8-K filed on September 17, 2007 (File No. 001-33351).
4.1	Specimen Certificate for Shares of Common Stock	Registration Statement on Form S-1 filed on May 13, 2004, as amended (Registration No. 333-115440).
4.2.1	Shareholder Rights Agreement, dated as of March 7, 2007, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent	Form 8-A12(b) filed on March 8, 2007 (File No. 001-33351).
4.2.2	Amendment to Shareholder Rights Agreement, dated September 8, 2009, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent	Current Report on Form 8-K filed September 14, 2009 (File No. 001-33351).
4.2.3	Amendment No. 2 to Shareholder Rights Agreement, dated June 5, 2013, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent	Current Report on Form 8-K filed on June 6, 2013 (File No. 001-33351).
4.2.4	Amendment No. 3 to Shareholder Rights Agreement, dated June 25, 2014, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent	Current Report on Form 8-K filed on June 25, 2014 (File No. 001-33351).
4.3	Form of Warrant (2015) to be issued as a part of a Unit	Amendment No. 10 to the Registration Statement on Form S-1, filed on May 4, 2015 (File No. 333-188133).
4.4	[Reserved]
4.5	Form of Underwriter’s Warrant	Amendment No. 8 to the Registration Statement on Form S-1, filed on April 13, 2015 (File No. 333-188133).
4.6	Form of Unit Warrant to purchase Common Stock (February 2012)	Amendment No. 2 to its Registration Statement on Form S-1 filed on January 31, 2012 (File No. 333-178165).
4.7	Form of Placement Agent Warrant (February 2012)	Amendment No. 2 to its Registration Statement on Form S-1 filed on January 31, 2012 (File No. 333-178165)
4.8	Form of Common Stock Purchase Warrant (June 2013)	Amendment No. 1 to its Current Report on Form 8-K filed on June 7, 2013 (File No. 001-33351).
4.9	Form of Common Stock Purchase Warrant (June 2014)	Current Report on Form 8-K filed on June 25, 2014 (File No. 001-33351).
4.10	Form of Warrant Agent Agreement	Amendment No. 9 to the Registration Statement on Form S-1, filed on April 24, 2015 (File No. 333-188133).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEUROMETRIX, INC.

Date: May 20, 2015	By:	/s/ Thomas Higgins
Thomas Higgins Senior Vice President and Chief Financial Officer